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EXHIBIT 16

                      [LETTERHEAD OF DAVIDSON & COMPANY]
                           The Stock Exchange Tower
                          1200-609 Granville Street
                        P.O. Box 10372 Pacific Center
                                  Vancouver
                           British Columbia V7Y 1G6
                                   Canada


August 8, 2002


Securities and Exchange Commission
450 West Fifth Street N.W.
Washington DC 20549

Ladies and Gentlemen

We have read Item 4 of ComCam's Form 8-K dated August 8, 2002, and are in agreement with the statements contained therein regarding the termination of our appointment as auditors.

Very Truly Yours

Davidson & Company

/s/ Davidson & Company
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Chartered Accountants


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